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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to registration statement on Form S-3 (registration statement No. 333-41488) of our report dated March 24, 2000 (except with respect to the matters discussed in Note 6, as to which the date is April 6, 2000), included in Successories, Inc. Form 10-K for the year ended January 29, 2000, and to all references to our Firm included in this amended registration statement.

ARTHUR ANDERSEN LLP


Chicago, Illinois

August 21, 2000